June 15, 2022

Friends Of Yeshiva Orot Hateshuva

VIA ELECTRONIC MAIL

Re: **Lien Release**

Please accept this letter as confirmation that the undersigned has decided to:

Provide an extension of the Extended Maturity Date on the First Amendment of the Aggregate Loan Principal Amount of $1,833,333 (the "Note"), plus interest, penalties and fees, due to Friends of Yeshiva Orot Hateshuva, Inc (Lender) to December 31st, 2022, under the terms below.

Now Therefore, the parties have agreed:

1. On or before July 27, 2022, the Company shall repay to the Investor Six Hundred Thousand United States Dollars ($600,000) partial repayment under the Note, bringing the total balance to $1,233,333. The funds used to repay this $600,000 will come from a planned uplist capital raise for the Company with West Park Capital as the underwriter.
2. On or before September 30, 2022, the Company shall repay to the Investor Six Hundred Thousand United States Dollars ($600,000), bringing the total principle balance under the Note $633,333. The funds used to repay this $600,000 will come a repayment of funds owed to the Company by 3CL Pharma LTD. 3CL Pharma LTD will be raising capital in the 3rd quarter of 2022.
3. On or before the Extended Maturity Date, the Company agrees to repay the remaining balance of $633,333 and agrees to pay an additional $232,000 in interest described below (the "New Interest") at the Extended Maturity Date.
4. All interest will be calculated and paid on or before December 31/ 2022.
5. If the Company fails to pay back to the investor the sums described under the Note by the Extended Maturity Date, the Investor shall have the right to convert two times the value of the Note, less any amount that has been repaid, at a default conversion price equal to the lowest closing price of the Company's Ordinary Shares in the ten (10) days prior to the conversion.
6. The Company agrees to create a share reserve of 500,000,000 Ordinary Shares of the Company's Ordinary Shares for Lender AS GUARANTEE OF ALL PAYMENTS DUE IN THIS AGREEMENT, LENDER WILL BE ABLE TO

COMVERT THIS STOCKS ON A CASE OF DEFAULT BY TODOS MEDICAL.

(Remainder Of This Page Is Intentionally Left Blank)

Todos Medical Ltd.

DocuSigned by:
Gerald Commissiong
294C473BD7394A8...

Name: Gerald Commissiong
Title: CEO
Date: 6/27/2022

Friends of Yeshiva Orot Hateshuva

DocuSigned by:
Moises Gorin
30D2A386AF914BF...

Name: Moises Gorin
Title: President
Date: 7/14/2022

Very truly yours,

By: ________________________
Name:
Title: